Exhibit 3.3

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OF “BLOUNT, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE FIFTH DAY OF JANUARY, A.D. 1996, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1999, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1999.

CERTIFICATE OF MERGER, FILED THE TWENTY-SEVENTH DAY OF JULY, A.D. 2000, AT 4:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF JULY, A.D. 2000, AT 5 O’CLOCK P.M.

[SEAL]

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

0770319 8100X		AUTHENTICATION: 2523265

030456722		DATE: 07-11-03

1

STATE OF DELAWARE -
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 01/05/1996
960005924 - 770319

RESTATED CERTIFICATE OF INCORPORATION
OF
BLOUNT, INC.

Blount, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.             The name of the corporation is Blount, Inc.  Blount, Inc. was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 22, 1971.

2.             Pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this corporation filed on March 30, 1990.

3.             The text of the Restated Certificate of Incorporation of March 30, 1990 as heretofore restated, amended or supplemented is hereby further restated, amended and supplemented to read in its entirety as follows:

FIRST: The name of the Corporation is Blount, Inc.

SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000, par value $.01 per share, all of which 1,000 shares are to be common stock.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

A.            To make, alter, or repeal the by-laws of the Corporation.

B.            To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

C.            To set apart out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

D.            To determine whether any, and if any, what part of the earnings and assets of the Corporation legally available for dividends shall be declared in dividends and paid to the stockholders, and whether or not in cash or capital stock of the Corporation or in other property, and generally to determine and direct the use and disposition of any earnings and assets, and to fix the times for the declaration and payment of dividends and to close the stock books of the Corporation or fix a record date for purposes of determining the stockholders entitled to participate in any transfers in connection with any such corporate act.

E.             To determine from time to time whether and to what extent and at what times the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by the laws of the State of Delaware or authorized by resolution of the Board of Directors or the stockholders.

F.             Subject to the provisions of Article FOURTH, at any time, and from time to time when authorized by resolution of the Board of Directors, and without any action by its stockholders, the Board of Directors may cause the Corporation to issue or sell any shares of its capital stock of any class, whether such shares are issued or sold out of the unissued shares thereof authorized by this Restated Certificate of Incorporation, as from time to time amended, or out of shares of its capital stock acquired by it after the issuance thereof; the Board of Directors also may cause the Corporation to issue and sell its obligations, secured or unsecured, and in bearer or registered or such other form, and including such provisions as to redeemability, convertibility, or otherwise, as the Board of Directors, in its sole discretion, may determine, and mortgage or pledge, as security therefor, any property of the Corporation, real or personal including after acquired property; and the Board of Directors may cause the Corporation to issue or grant warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of its capital stock of any class, within such period of time, or without limit as to time, and at such price per share, as the Board of Directors may determine.  Any options or warrants issued or granted pursuant to the immediately preceding sentence may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, or other evidences of indebtedness or in connection with other shares of the capital stock of any class of the Corporation.  The Board of Directors may cause the Corporation to issue and sell shares of its capital stock of any class, including warrants and options, and to issue and sell its obligations for such consideration as may from time to time be fixed by the Board of Directors, and the Corporation may receive in payment, in whole or in part, for any such securities issued or sold by it, cash, labor done, personal property or real property or leases thereof.  In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of the labor, personal property or real property or leases thereof so received shall be conclusive.

G.            By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending this Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of Preferred Stock pursuant to Article FOURTH of this Restated Certificate of Incorporation, fix the designations and any of the preferences or rights of such shares of Preferred Stock relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series) adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of Title 8 of the Delaware Code.

H.            When and as authorized by the stockholders in accordance with law, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

SEVENTH:  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders, or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under §279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH:  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

NINTH:  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.  Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

TENTH:  The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

4.             This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the duly authorized President of Blount, Inc., has executed this certificate by and on behalf of Blount, Inc. on the 18th day of December, 1995.

BLOUNT, INC.

By	/s/ John M. Panettiere
Its President
John M. Panettiere

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/27/1999
991568929 - 0770319

CERTIFICATE OF MERGER

of

BI HOLDINGS CORP.,
a Delaware corporation,

with and into

BLOUNT, INC.,
a Delaware corporation

In accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware, Blount, Inc., a Delaware corporation (“Blount”), hereby certifies the following information relating to the merger of BI Holdings Corp., a Delaware corporation, with and into Blount (the “Merger”):

FIRST: That the name and jurisdiction of formation or organization of each of the constituent corporations (the “Constituent Corporations”) in the Merger are as follows:

NAME	JURISDICTION OF FORMATION OR ORGANIZATION

BI Holdings Corp.	Delaware

Blount, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged in accordance with Section 251 of the General Corporation Law of the State of Delaware by BI Holdings Corp. and Blount.

THIRD: That the name of the surviving corporation of the Merger is Blount, Inc., a Delaware corporation (the “Surviving Corporation”).

FOURTH: That the Certificate of Incorporation of Blount shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation.  The address of the principal place of business of the Surviving Corporation is 4520 Executive Park Drive, Montgomery, Alabama 36116-1602.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the Constituent Corporations.

SEVENTH: That this Certificate of Merger and the Merger shall be effective at 5:00 p.m. local time in Wilmington, Delaware, on December 31,1999.

IN WITNESS HEREOF, Blount has caused this Certificate of Merger to be signed by its duly authorized officer, as of the 15th day of December, 1999.

BLOUNT, INC.

By:	/s/ L. Daniel Morris
L. Daniel Morris, Jr.
Its Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 07/27/2000
001381807 - 0770319

CERTIFICATE OF MERGER

of

CTR MANUFACTURING, INC.,

a North Carolina corporation,

with and into

BLOUNT, ING.,
a Delaware corporation

In accordance with the provisions of Section 252 of the General Corporation Law of the State of Delaware, Blount, Inc., a Delaware corporation (“Blount”), hereby certifies that the following information relating to the merger of CTR Manufacturing, Inc., a North Carolina corporation with and into Blount, Inc. (the “Merger”):

FIRST: That the name and jurisdiction of formation or organization of each of the constituent corporations (“the Constituent Corporations”) in the Merger are as follows:

NAME	JURISDICTION OF FORMATION OR ORGANIZATION

CTR Manufacturing. Inc.	North Carolina

Blount, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the Merger is Blount, Inc., a Delaware corporation (“the Surviving Corporation”).

FOURTH: That the Certificate of Incorporation of Blount shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation.  The address of the principal place of business of the Surviving Corporation is 4520 Executive Park Drive, Montgomery, Alabama 36116-1602.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the Constituent Corporations.

SEVENTH: That this Certificate of Merger and the Merger shall be effective at 5:00 p.m. local time in Wilmington, Delaware, on July 31, 2000.

EIGHTH: That the authorized capital stock of each constituent corporation which is not a corporation of Delaware is as follows: CTR Manufacturing, Inc., a North Carolina corporation, has authorized 1,000 shares of capital stock, par value $100.00.

IN WITNESS HEREOF, Blount has caused this Certificate of Merger to be signed by its duly authorized officer, as of the 20th day of July, 2000.

BLOUNT, INC.

By:	/s/ Richard H. Irving III
Richard H. Irving, III
Its: Senior Vice President